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                                   23.(d)(1)b.
       Schedule A (dated August 1, 2007) to Investment Advisory Agreement
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                         AEGON/TRANSAMERICA SERIES TRUST
                          INVESTMENT ADVISORY AGREEMENT
                                   SCHEDULE A

                         EFFECTIVE AS OF: AUGUST 1, 2007

            PORTFOLIO                 PERCENTAGE OF AVERAGE DAILY NET ASSETS        EFFECTIVE DATE
            ---------             ----------------------------------------------   -----------------
American Century Large Company    0.835% of the first $250 million of average      March 1, 2001
Value                             daily net assets; 0.80% over $250 million up
                                  to $400 million; and 0.775% over $400 million
                                  up to $750 million; 0.70% in excess of $750
                                  million

Asset Allocation - Conservative                       0.10%                        May 1, 2002
Portfolio

Asset Allocation - Growth                             0.10%                        May 1, 2002
Portfolio

Asset Allocation - Moderate                           0.10%                        May 1, 2002
Growth Portfolio

Asset Allocation - Moderate                           0.10%                        May 1, 2002
Portfolio

BlackRock Large Cap Value         0.80% of first $250 million of average daily     January 1, 1997
                                  net assets; 0.775% over $250 million up to
                                  $750 million; and 0.75% of average daily net
                                  assets over $750 million

Capital Guardian Global           1.05% of the first $125 million of average       May 1, 2002
                                  daily net assets; 1.00% over $125 million up
                                  to $250 million; 0.90% over $250 million up to
                                  $400 million; 0.825% over $400 million up to
                                  $750 million; 0.80% over $750 million up to $1
                                  billion; 0.75% over $1 billion up to $2
                                  billion; 0.70% in excess of $2 billion

Capital Guardian U.S. Equity      0.80% of the first $500 million of average       May 1, 2002
                                  daily net assets; 0.775% over $500 million up
                                  to $1 billion; 0.70% over $1 billion up to $2
                                  billion; 0.65% of average daily net assets in
                                  excess of $2 billion

Capital Guardian Value            0.80% of the first $500 million of average       May 1, 2002
                                  daily net assets; 0.775% over $500 million up
                                  to $1 billion; and 0.70% over $1 billion up to
                                  $2 billion; 0.65% of average daily net assets
                                  in excess of $2 billion

Clarion Global Real Estate        0.80% of the first $250 million of average       May 1, 1998
Securities                        daily net assets; 0.775% over $250 million up
                                  to $500 million; 0.70% over $500 million up to
                                  $1 billion; 0.65% in excess of $1 billion

Federated Market Opportunity      0.75% of the first $500 million; 0.70% in        January 1, 1997
                                  excess of $500 million

International Moderate Growth                         0.10%                        May 1, 2006

Jennison Growth                   0.80% of the first $250 million of average       May 1, 2002
                                  daily net assets; 0.775% over $250 million up
                                  to $500 million; 0.70% over $500 million up to
                                  $1 billion; 0.675% over $1 billion up to $1.5
                                  billion; 0.65% of average daily net assets in
                                  excess of $1.5 billion

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
JPMorgan Core Bond                0.45% of the first $750 million; 0.40% over      January 1, 1998
                                  $750 million up to $1billion; 0.375% in excess
                                  of $1billion

JPMorgan Enhanced Index           0.74% of the first $750 million of average       May 1, 2002
                                  daily net assets; 0.69% over $750 million up
                                  to $1 billion; 0.65% in excess of $1 billion

JPMorgan Mid Cap Value            0.85% of the first $100 million of average       May 1, 1999
                                  daily net assets; 0.80% of average daily net
                                  assets over $100 million

Legg Mason Partners All Cap       0.80% of the first $500 million of average       May 1, 1999
                                  daily net assets; 0.675% of average daily net
                                  assets in excess of $500 million

Marsico Growth                    0.80% of the first $250 million of average       May 1, 1999
                                  daily net assets; 0.75% of the next $250
                                  million; 0.70% of the next $500 million; and
                                  0.60% of average daily net assets in excess of
                                  $1 billion

MFS High Yield                    0.75% of the first $250 million of average       May 1, 2002
                                  daily net assets; 0.72% over $250 million up
                                  to $500 million; 0.71% over $500 million up to
                                  $750 million; 0.68% over $750 million up to $1
                                  billion; 0.67% of average daily net assets in
                                  excess of $1 billion

MFS International Equity          0.925% of the first $250 million of average      May 1, 2002
                                  daily net assets; 0.90% over $250 million up
                                  to $500 million; 0.85% over $500 million up to
                                  $1 billion; and 0.80% in excess of $1 billion

Munder Net50                                          0.90%                        May 1, 2001

PIMCO Total Return                0.675% of the first $250 million of average      May 1, 2002
                                  daily net assets; 0.65% over $250 million up
                                  to $750 million; 0.60% of average daily net
                                  assets in excess of $750 million

T. Rowe Price Equity Income       0.75% of the first $250 million of average       May 1, 2002
                                  daily net assets; 0.74% over $250 million up
                                  to $500 million; 0.75% of average daily net
                                  assets in excess of $500 million

T. Rowe Price Growth Stock        0.80% of the first $250 million of average       May 1, 2002
                                  daily net assets; 0.775% of average daily net
                                  assets in excess of $250 million

T. Rowe Price Small Cap                               0.75%                        May 1, 1999

Templeton Transamerica Global     0.75% of the first $500 million of average       January 1, 1997
                                  daily net assets; 0.725% over $500 million up
                                  to $1.5 billion; and 0.70% of average daily
                                  net assets over $1.5 billion

Third Avenue Value                                    0.80%                        January 1, 1998

Transamerica Balanced             0.80% of the first $250 million of average       May 1, 2002
                                  daily net assets; 0.75% over $250 million to
                                  $500 million; 0.70% over $500 million up to
                                  $1.5 billion; and 0.625% of average daily net
                                  assets over $1.5 billion

Transamerica Convertible          0.75% of the first $250 million of average       May 1, 2002
Securities                        daily net assets; 0.70% of average daily net
                                  assets in excess of $250 million

Transamerica Equity               0.75% of the first $500 million of average       May 1, 2002
                                  daily net assets; 0.70% over $500 million to
                                  $2.5 billion; and 0.65% of average daily net
                                  assets in excess of $2.5 billion.

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
Transamerica Equity II                                0.30%                        December 30, 2003

Transamerica Growth               0.80% of the first $250 million of average       May 1, 2002
Opportunities                     daily net assets; 0.75% over $250 million up
                                  to $500 million and 0.70% of average daily net
                                  assets over $500 million

Transamerica Money Market                             0.35%                        May 1, 2002

Transamerica Science &            0.78% of the first $500 million of average       May 1, 2000
Technology                        daily net assets; 0.70% in excess of $500
                                  million

Transamerica Small/Mid Cap        0.80% of the first $500 million of average       May 1, 2004
Value                             daily net assets; 0.75% of average daily net
                                  assets over $500 million

Transamerica Strategic            TFAI receives no compensation as investment      August 1, 2007
Selection Fund                    adviser to this portfolio.

Transamerica U.S. Government                          0.55%                        May 1, 2002
Securities

Transamerica Value Balanced       0.75% of the first $500 million of average       January 1, 1997
                                  daily net assets; 0.65% over $500 million up
                                  to $1 billion; and 0.60% of average daily net
                                  assets over $1 billion

Van Kampen Active International   0.85% of the first $250 million of average       May 1, 2002
Allocation                        daily net assets; 0.80% of the average daily
                                  net assets over $250 million; and 0.775% of
                                  average daily net assets over $1 billion

Van Kampen Large Cap Core         0.75% of the first $250 million of average       May 1, 2002
                                  daily net assets; and 0.70% of average daily
                                  net assets over $250 million

Van Kampen Mid-Cap Growth         0.80% of the first $1 billion of average daily   January 1, 1997
                                  net assets; and 0.775% of average daily net
                                  assets over $1 billion